EXHIBIT 10.6

FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (hereinafter referred to as this "First Amendment") is made as of the 30th day of April, 2008, by and among

BEL FUSE INC., a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, having an address located at 206 Van Vorst Street, Jersey City, New Jersey 07302 (hereinafter referred to as the "Borrower").

AND

BEL VENTURES INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having an address located at c/o Bel Fuse Inc., 206 Van Vorst Street, Jersey City, New Jersey 07302 (hereinafter referred to as "Bel Ventures").

AND

BEL POWER INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts, having an address located at c/o Bel Fuse Inc.. 206 Van Vorst Street, Jersey City, New Jersey 07302 (hereinafter referred to as "Bel Power"),

AND

BEL TRANSFORMER INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having an address located at c/o Bel Fuse Inc.. 206 Van Vorst Street, Jersey City, New Jersey 07302 (hereinafter referred to as "Bel Transformer").

AND

BEL CONNECTOR INC., a corporation duly organized. validly existing and in good standing under the laws of the State of Delaware, having an address located at c/o Bel Fuse Inc.. 206 Van Vorst Street, Jersey City, New Jersey 07302 (hereinafter referred to as "Bel Connector" and hereinafter, Bel Ventures, Bel Power, Bel Transformer, and Bel Connector shall be collectively referred to as the "Guarantors")

AND

BANK OF AMERICA, NATIONAL ASSOCIATION. a national banking association duly organized and validly existing under the laws of the United States of America, having an office located at 750 Walnut Avenue, Cranford, New Jersey 07016 (hereinafter referred to as the "Lender").

WITNESSETH:

WHEREAS, pursuant to the terms, conditions, and provisions of that certain Credit and Guaranty Agreement dated February 12, 2007, executed by and among the Borrower, the Lender. Bel Power Products Inc., a Delaware corporation (hereinafter referred to as "Bel Power Products"). and the Guarantors (hereinafter referred to as the "Loan Agreement"), (i) the Lender made available to the Borrower an unsecured revolving credit loan facility in the maximum principal amount of up to Twenty Million and 00/100 ($20,000,000.00) Dollars for working capital purposes, capital expenditures, and other lawful corporate purposes of the Borrower (hereinafter referred to as the "Revolving,.Credit Facility") and (ii) each Guarantor and Bel Power Products, as an original guarantor, absolutely. irrevocably and unconditionally guarantied the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the “Borrower Obligations”. (as such term is defined in the Loan Agreement); and

WHEREAS, the Revolving Credit Facility is evidenced by that certain Revolving Credit Loan Note dated February 12, 2007, executed by the Borrower, as maker, in favor of the Lender, as payee (hereinafter referred to as the "Revolving Credit Loan Note"), in the maximum principal amount of up to $20,000,000.00; and

WHEREAS, Bel Power Products has merged with and into Bel Power, with Bel Power being the surviving entity, as evidenced by (i) those certain Articles of Merger Involving Domestic Corporations, Foreign Corporations or Foreign Other Entities dated July 6, 2006 and filed with the Office of the Secretary of the Commonwealth of Massachusetts on September 1, 2006 and ( ii) that certain Certificate of Merger dated January 10, 2008 and filed with the Secretary of State of the State of Delaware on January 22, 2008; and

WHEREAS, the Borrower, the Guarantors, and the Lender have agreed to amend the Loan Agreement pursuant to the terms, conditions, and provisions of this First Amendment for the purposes more fully set forth and described herein; and

WHEREAS, defined terms used but not expressly defined herein shall have the same meanings when used herein as set forth in the Loan Agreement.

NOW, THEREFORE, intending to be legally bound hereby the Borrower, the Guarantors, and the Lender hereby promise, covenant, and agree as follows:

I.             Loan Agreement. The Loan Agreement is amended and modified by this First Amendment as follows:

The existing definition of "Combined Current Ratio- in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following new material is hereby inserted in its place and stead:

"Intentionally Deleted,"

The existing definition of "Consolidated Net Worth" in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following new material is hereby inserted in its place and stead:

"Intentionally Deleted."

(iii) The existing definition of "Loan Documents" in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following new definition of "Loan Documents" is hereby inserted in its place and stead:

"Loan Documents" means, collectively, this Agreement, the Note, the First Amendment, each Secured Hedging Agreement and all other agreements, instruments and documents executed or delivered in connection herewith."

(iv)         The existing definition of "Revolving Maturity Date" in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following new definition of "Revolving Maturity Date" is hereby inserted in its place and stead:

""Revolving Maturity Date" means June 30, 2011, or such earlier date on which the Revolving Loans shall become due and payable, whether by acceleration or otherwise."

(v)          The following new definitions are hereby inserted into Section 1.1 of the Loan Agreement in their respective proper places:

""Consolidated Tangible Net Worth" means, at any date of determination, the sum of (i) all amounts which would be included under "stockholder's equity" or any analogous entry on a consolidated balance sheet of the Borrower and the Subsidiaries determined in accordance with GAAP as of such date, minus (ii) all intangible assets (i.e., such assets that are considered to be intangible assets under GAAP, including, without limitation, customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents. franchises, licenses, unamortized deferred charges. unamortized debt discount, and capitalized research and development costs) of the Borrower and the Subsidiaries determined in accordance with GAAP as of such date of determination, plus (iii) to the extent deducted from such stockholder's equity, the aggregate amount (not to exceed $60.000,000.00 in the aggregate) of stock repurchases made by the Borrower pursuant to Section 7.7(d) hereof."

“”First Amendment" shall mean that certain First Amendment to Credit and Guaranty Agreement dated as of April 30, 2008 executed by and among the Borrower, the Lender, and the then current Subsidiary Guarantors as of the date of such First Amendment to Credit and Guaranty Agreement, pursuant to which the parties thereto amended and modified the terms, conditions, and provisions of this Agreement."

(vi)         Section 7.4(e) of the Loan Agreement is hereby deleted in its entirety and the following new Section 7.4(e) is hereby inserted in its place and stead:

"(e) other Investments in marketable securities (other than Cash Equivalents) in an amount not in excess of 10% of Consolidated Tangible Net Worth; provided, however, that after giving effect to any Investment described in this Section 7.4(e), Margin Stock shall constitute less than 25% of the consolidated assets (as determined by any reasonable method) of the Borrower and the Subsidiaries;".

(vii)             Section 7.14(a) of the Loan Agreement is hereby deleted in its entirety and the following new Section 7.14(a) is hereby inserted in its place and stead:

"(a) Minimum Consolidated Tangible Net Worth. The Borrower shall not permit its Consolidated Tangible Net Worth to be less than, as of the last day of any fiscal quarter, an amount equal to $190,000,000.00 plus the sum for each fiscal quarter ending after December 31, 2007 of 50% of the net income, if positive, of the Borrower and its Subsidiaries on a consolidated basis for each such fiscal quarter plus an amount equal to 75% of the net proceeds of any issuance of equity by the Borrower."

(viii)             Section 7.14(d) of the Loan Agreement is hereby deleted in its entirety and the following new Section 7.14(d) is hereby inserted in its place and stead:

"Intentionally Deleted."

(ix)            Any and all references to the "Loan Agreement" shall he amended and modified to refer to the Loan Agreement as amended and modified by this First Amendment.

2.            Remaking of Representations and Warranties. All representations and warranties contained in the Loan Agreement, as amended and modified by this First Amendment. and all of the other Loan Documents, are true, accurate, and complete as of the date hereof and shall be deemed continuing representations and warranties so long as the Revolving Credit Facility shall remain outstanding.

3.            No Amendment of Other Terms. All other terms and conditions of the Loan Agreement, as amended and modified by this First Amendment, the Revolving Credit Loan Note, and all of the other Loan Documents remain in full force and effect, except as amended and modified herein, and the parties hereto hereby expressly confirm and reaffirm all of their respective liabilities, obligations, duties and responsibilities under and pursuant to the Loan Agreement, the Revolving Credit Loan Note, and all of the other Loan Documents.

4.           Further Agreements and Representations. The Borrower and the (Guarantors do hereby (i) ratify, confirm and acknowledge that the Loan Agreement, as amended and modified by this First Amendment, the Revolving Credit Loan Note, and all other Loan Documents continue to be valid, binding and in full force and effect: (ii) acknowledge and agree that. as of the date hereof, the Borrower has no defense, set-off, counterclaim or challenge against the payment of any sums due and owing to the Lender or the enforcement of any of the terms of the Loan Agreement and/or any of the other Loan Documents: (iii) acknowledge and agree that all representations and warranties of the Borrower and the Guarantors contained in the Loan Agreement and the other Loan Documents are true, accurate and correct as of the date hereof as if made on and as of the date hereof, except to the extent any such representation or warranty is by its terms limited to a certain date or dates in which case it remains true, accurate and correct as of such date or dates and that none of the corporate documents of the Borrower or the Guarantors have been materially amended, modified or supplemented since the date of the execution and delivery of the Loan Agreement; and (iv) represent and warrant that the Borrower and the Guarantors have taken all necessary action required by law and by their respective corporate governing documents to execute and deliver this First Amendment and that such execution and delivery constitutes the legal and validly binding action of such entities.

5.          No Novation. It is the intention of the parties hereto that this First Amendment shall not constitute a novation.

6.           Additional Documents: Further Assurances. The Borrower and the Guarantors hereby covenant and agree to execute and deliver to the Lender, or to cause to be executed and delivered to the Lender contemporaneously herewith, at their sole cost and expense, any other documents, agreements, statements, resolutions, certificates, opinions, consents, searches and information as the Lender may reasonably request in connection with the matters or actions described herein. The Borrower and the Guarantors hereby further covenant and agree to execute and deliver to the Lender, or to use reasonable efforts to cause to be executed and delivered to the Lender, at their sole cost and expense, from time to time, any and all other documents, agreements, statements, certificates and information as the Lender shall reasonably request to evidence or effect the terms of the Loan Agreement, and/or any of the other Loan Documents. All such documents, agreements, statements, etc., shall he in form and content reasonably acceptable to the Lender.

7.           Fees, Costs, Expenses and Expenditures. The Borrower shall pay all of the Lender's reasonable expenses in connection with this First Amendment, including, without limitation, reasonable fees and disbursements of Lender's legal counsel.

8.          No Waiver. Nothing contained herein constitutes an agreement or obligation by the Lender to grant any further amendments to any of the Loan Documents, as amended and modified hereby, and nothing contained herein constitutes a waiver or release by the Lender of any rights or remedies available to the Lender under the Loan Documents, as amended and modified hereby, at law or in equity.

9.          Binding Effect; Governing Law. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and/or assigns. This First Amendment shall he governed by and construed in accordance with the laws of the State of New Jersey.

10.        Counterparts. This First Amendment may be executed by one or more of the parties to this First Amendment in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the Lender, the Borrower, and the Guarantors have duly executed and delivered this First Amendment, all as of the day and year first written above.

BORROWER:

BEL FUSE INC., a New Jersey corporation

By:
Colin Dunn
Vice President

GUARANTORS:

BEL VENTURES INC., a Delaware corporation

BEL POWER INC., a Massachusetts corporation

BEL TRANSFORMER INC., a Delaware corporation

BEL CONNECTOR INC., a Delaware corporation

AS TO EACH OF THE FOREGOING:

By:
Colin Dunn
Vice President of each of the above-referenced corporations

LENDER:

BANK OF AMERICA, N.A.

By:
David J. Bard il
Senior Vice President